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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated February 9, 1998, included in this Form 10-K into Metrocall's previously filed Registration Statements on Form S-3, File No. 33-81606; Form S-3, File No. 33-92520; Form S-3, File No. 333-13123; Form S-3,
File No. 333-19139; Form S-3, File No. 333-24607; Form S-3, File No. 333-31719;
Form S-8, File No. 33-83452; Form S-8, File No. 33-99556; and Form S-8, File No. 333-29595.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.
March 27, 1998